Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
:
ENDEAVOUR OPERATING	:	Case No. 14–12308 (KJC)
CORPORATION, et al.,[1]	:
:
Debtors.	:	(Jointly Administered)
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DEBTORS’ JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007	RICHARDS, LAYTON & FINGER, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801 Telephone: (302) 651-7700 Facsimile: (302) 651-7701

Attorneys for

Debtors and Debtors in Possession

Dated: November 17, 2014

[1]	The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows: Endeavour Operating Corporation (6552); Endeavour International Corporation (8389); Endeavour Colorado Corporation (0067); END Management Company (7578); Endeavour Energy New Ventures Inc. (7563); Endeavour Energy Luxembourg S.à r.l. (2113). The Debtors’ principal offices are located at 811 Main Street, Suite 2100, Houston, Texas 77002.

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Table of Contents

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Table of Contents

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Each of Endeavour Operating Corporation, Endeavour International Corporation, Endeavour Colorado Corporation, END Management Company, Endeavour Energy New Ventures Inc. and Endeavour Energy Luxembourg S.à r.l. propose the following joint plan of reorganization for each of the Debtors pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Section 1.A.

SECTION 1.	DEFINITIONS AND INTERPRETATION.

A.	Definitions.

1.1. 2018 Noteholders means, collectively, the March 2018 Noteholders and the June 2018 Noteholders.

1.2. 2018 Indenture Trustees means the March 2018 Indenture Trustee and the June 2018 Indenture Trustee.

1.3. 5.5% Convertible Indenture means that certain indenture, dated as of July 22, 2011, by and among EIC, as issuer, each of the guarantors named therein and the 5.5% Convertible Indenture Trustee (including all agreements, documents, notes and instruments delivered pursuant thereto or in connection therewith, in each case as amended, modified or otherwise supplemented from time to time).

1.4. 5.5% Convertible Indenture Trustee means Wilmington Savings Fund Society, FSB, in its capacities as successor trustee, registrar and paying agent under the 5.5% Convertible Indenture, together with its successors and assigns.

1.5. 5.5% Convertible Noteholder means the respective beneficial holder of 5.5% Convertible Notes Claims.

1.6. 5.5% Convertible Notes means the 5.5% Convertible Senior Notes due 2016 issued by EIC in the aggregate principal amount of $135 million pursuant to the 5.5% Convertible Indenture.

1.7. 5.5% Convertible Notes Claim means a Claim arising out of or related to the 5.5% Convertible Notes and the 5.5% Convertible Indenture.

1.8. 6.5% Convertible Indenture means that certain indenture, dated as of March 3, 2014, by and among EIC, as issuer, each of the guarantors named therein and the 6.5% Convertible Indenture Trustee (including all agreements, documents, notes and instruments delivered pursuant thereto or in connection therewith, in each case as amended, modified or otherwise supplemented from time to time).

1.9. 6.5% Convertible Indenture Trustee means Wilmington Savings Fund Society, FSB, in its capacities as trustee, registrar and paying agent under the 6.5% Convertible Indenture, together with its successors and assigns.

1.10. 6.5% Convertible Noteholder means the respective beneficial holder of a 6.5% Convertible Notes Claim.

1.11. 6.5% Convertible Notes means the 6.5% Convertible Senior Notes due 2016 issued by EIC in the aggregate principal amount of $17.5 million pursuant to the 6.5% Convertible Indenture.

1.12. 6.5% Convertible Notes Claim means a Claim arising out of or related to the 6.5% Convertible Notes and the 6.5% Convertible Indenture.

1.13. 7.5% Convertible Bondholder means the respective beneficial holder of a 7.5% Convertible Bonds Claim.

1.14. 7.5% Convertible Bonds means the 11.5% (later reduced to 7.5%) Guaranteed Convertible Bonds due 2014 (later extended to 2016) issued by LuxCo in the initial aggregate principal amount of $40 million.

1.15. 7.5% Convertible Bonds Claim means a Claim arising out of or related to the 7.5% Convertible Bonds and the 7.5% Convertible Trust Deed.

1.16. 7.5% Convertible Bonds Trustee means Delaware Trust Company, as successor trustee under the Delaware Trust Deed, together with its successors and assigns.

1.17. 7.5% Convertible Trust Deed means that certain Trust Deed, dated as of January 24, 2008, by and among LuxCo, as issuer, and the 7.5% Convertible Bonds Trustee (including all agreements, documents, notes and instruments delivered pursuant thereto or in connection therewith, in each case as amended, modified or otherwise supplemented from time to time).

1.18. Administrative Expense Claim means any Claim constituting a cost or expense of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2) or 507(b) of the Bankruptcy Code, including, without limitation, (a) any Claim under section 503(b)(9) of the Bankruptcy Code for the value of goods sold to the Debtors in the ordinary course of business and received by the Debtors within twenty (20) days before the Petition Date, (b) any actual and necessary cost and expense, incurred after the Petition Date, of preserving the Debtors’ Estates, (c) any actual and necessary cost and expense, incurred after the Petition Date, of operating the Debtors’ businesses, (d) any indebtedness or obligation incurred or assumed by the Debtors in Possession during the Chapter 11 Cases, (e) any Indenture Trustee Claims, and (f) any compensation for professional services rendered and reimbursement of expenses incurred after the Petition Date; provided, however, that any fee or charge assessed against the Debtors’ Estates under section 1930 of chapter 123 of title 28 of the United States Code are excluded from the definition of Administrative Expense Claim and shall be paid in accordance with Section 12.2 of the Plan.

1.19. Administrative Expense Claims Bar Date means the date that is thirty (30) days after the Effective Date.

1.20. Affiliate means as to any Person, any other Person which, directly or indirectly, controls, or is controlled by or is under common control with, such Person (for this purpose “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interest, by contract or otherwise).

1.21. Allowed means with reference to any Claim against the Debtors, (a) any fixed Claim against any Debtor that has been listed by such Debtor in its Schedules (as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009 and any applicable Local Bankruptcy Rule) as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim has been filed or no timely objection to allowance or request for estimation has been interposed, (b) any timely filed proof of Claim (i) as to which no objection has been or is interposed in accordance with Sections 2.1(b) or 7.1 of the Plan or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules or the Bankruptcy Court and as to which any such applicable period of limitation has expired or (ii) as to which any objection has been determined by a Final Order and to the extent such objection is determined in favor of the respective holder of such Claim, (c) any Claim expressly allowed by a Final Order or under the Plan, or (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or as provided in Section 7.5 of the Plan; provided, however, that “Allowed Claim” shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code.

1.22. Amended Organizational Documents means the forms of certification of incorporation, certificate of formation or other forms of organizational documents and bylaws for the Reorganized Debtors in form and substance reasonably satisfactory to the Debtors and the Requisite Creditors and consistent with the Restructuring Support Agreement. To the extent any of such Amended Organizational Documents reflect material changes to the Debtors’ existing forms of organization documents and bylaws, substantially final forms of such Amended Organizational Documents shall be included in the Plan Supplement.

1.23. Ballot means the form(s) distributed to holders of Impaired Claims entitled to vote on the Plan, on which such holders indicated acceptance or rejection of the Plan.

1.24. Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.25. Bankruptcy Court means the United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

1.26. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

1.27. Business Day means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.28. Cash means legal tender of the United States of America.

1.29. Cause of Action means, without limitation, any action, claim, cause of action, controversy, demand, right, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. Cause of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; and (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code. A nonexclusive list of Causes of Action shall be set forth in the Plan Supplement.

1.30. Chapter 11 Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on October 10, 2014, in the Bankruptcy Court and styled In re Endeavour Operating Corp., et. al., Case No. 14-12308 (KJC).

1.31. Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.32. Class means any group of Claims or Interests classified by the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.33. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.34. Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.35. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.36. Consenting 2018 Noteholders means, collectively, the Consenting March 2018 Noteholders and the Consenting June 2018 Noteholders.

1.37. Consenting 5.5% Convertible Noteholders means the 5.5% Convertible Noteholders who are party to or otherwise bound by the Restructuring Support Agreement.

1.38. Consenting 6.5% Convertible Noteholders means the 6.5% Convertible Noteholders who are party to or otherwise bound by the Restructuring Support Agreement.

1.39. Consenting 7.5% Convertible Bondholders means the 7.5% Convertible Bondholders who are party to or otherwise bound by the Restructuring Support Agreement.

1.40. Consenting March 2018 Noteholders means the March 2018 Noteholders who are party to or otherwise bound by the Restructuring Support Agreement.

1.41. Consenting June 2018 Noteholders means the June 2018 Noteholders who are party to or otherwise bound by the Restructuring Support Agreement.

1.42. Consenting Creditors means, collectively, the Consenting March 2018 Noteholders, Consenting June 2018 Noteholders, Consenting 5.5% Convertible Noteholders, Consenting 6.5% Convertible Noteholders and Consenting 7.5% Convertible Bondholders.

1.43. Convenience Claim means any Claim against the Debtors that would otherwise be a General Unsecured Claim that is Allowed in the Convenience Claim Amount or less.

1.44. Convenience Claim Amount means $10,000.

1.45. Convertible Indentures means, collectively, the 5.5% Convertible Indenture and the 6.5% Convertible Indenture.

1.46. Convertible Noteholders means, collectively, the 5.5% Convertible Noteholders and the 6.5% Convertible Noteholders.

1.47. Convertible Notes means, collectively, the 5.5% Convertible Notes and the 6.5% Convertible Notes.

1.48. Convertible Notes Claims means, collectively, the 5.5% Convertible Notes Claims and the 6.5% Convertible Notes Claims.

1.49. Cure means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree, subject to the reasonable consent of the Requisite Creditors, or the Bankruptcy Court may order), as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (b) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

1.50. Debtors means, collectively, Endeavour Operating Corporation, Endeavour International Corporation, Endeavour Colorado Corporation, END Management Company, Endeavour Energy New Ventures Inc. and Endeavour Energy Luxembourg S.à r.l.

1.51. Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.52. Definitive Documents shall have the meaning ascribed to such term in the Restructuring Support Agreement and shall include, without limitation, the New Preferred Stock Certificate, the New Stockholders Agreement, the New Indenture, the Merger Agreement and the Amended Organizational Documents.

1.53. Disallowed means with reference to any Claim or a portion of a Claim, any Claim against any Debtor that (a) has been disallowed by a Final Order of the Bankruptcy Court, (b) has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, in the amount of $0, in unknown amount, or as contingent, disputed, or unliquidated and as to which no proof of Claim has been filed by the applicable deadline or deemed timely filed pursuant to any Final Order of the Bankruptcy Court, (c) has been agreed to by the holder of such Claim and the applicable Debtor to be equal to $0 or to be expunged, or (d) has not been listed by such Debtor on the Schedules and as to which no proof of Claim has been filed by the applicable deadline or deemed timely filed pursuant to any Final Order of the Bankruptcy Court.

1.54. Disbursing Agent means any entity (including any applicable Debtor or Indenture Trustee, if it acts in such capacity, but excluding the March 2018 Notes Indenture Trustee) in its capacity as a disbursing agent under Section 6.3 hereof.

1.55. Disclosure Statement means the disclosure statement of the Plan, including all exhibits thereto, all as may be amended, supplemented or otherwise modified from time to time, and as approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

1.56. Disputed means with respect to a Claim or Interest, any such Claim or Interest to the extent neither Allowed nor Disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503 or 1111 of the Bankruptcy Code.

1.57. Distribution Record Date means (a) the Confirmation Date or (b) with respect to securities held by The Depository Trust Company and the 6.5% Convertible Notes Claims, the Effective Date of the Plan.

1.58. EEUK Term Loan means that certain amendment agreement, dated as of September 30, 2014, amending and restating that certain credit agreement dated as of January 24, 2014, by and among (i) Endeavor International Holding B.V. and End Finco LLC as borrowers; (ii) EIC, Endeavor Operating Corporation, Endeavor Energy New Ventures, Inc. and END Management Company, as guarantors; (iii) Endeavor Energy UK Limited, Endeavor Energy Netherlands B.V., Endeavor North Sea LLC and Endeavor North Sea L.P., as guarantors; (iv) the EEUK Term Loan Prepetition Agent; and (v) the EEUK Term Loan Lenders, pursuant to which the EEUK Term Loan Lenders provided the EEUK Term Loan Proceeds.

1.59. EEUK Term Loan Lenders means each of the lenders from time to time party to the EEUK Term Loan as lenders thereunder.

1.60. EEUK Term Loan Prepetition Agent means Credit Suisse AG, Cayman Island Branch as administrative and collateral agent on behalf of the EEUK Term Loan Lenders under the Restated EEUK Term Loan.

1.61. EEUK Term Loan Proceeds means the $440 million aggregate face value senior secured term loan facility provided by the EEUK Term Loan Lenders pursuant to the EEUK Term Loan.

1.62. Effective Date means the date on which all conditions to the effectiveness of the Plan set forth in Section 9 hereof have been satisfied or waived in accordance with the terms of the Plan.

1.63. EIC means Endeavour International Corporation, a Nevada corporation.

1.64. EOC means Endeavour Operating Corporation, a Delaware corporation.

1.65. EOC-EEUK Intercompany Note means the intercompany note issued pursuant to that certain Inter-Company Loan Agreement, dated May 31, 2012 between EOC, as lender, and Endeavour Energy UK Limited, as borrower.

1.66. Estate or Estates means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.67. Exculpated Parties means, collectively, the Debtors, the Consenting Creditors, the EEUK Term Loan Lenders, the EEUK Term Loan Prepetition Agent, the Indenture Trustees and the New Notes Trustee and each of their respective predecessors, successors and assigns, subsidiaries, and their respective current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, crisis managers, partners, attorneys, accountants, investment bankers, consultants, representatives and other professionals (each solely in its capacity as such).

1.68. Fee Claim means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Confirmation Date by professional persons retained by the Debtors or any statutory committee appointed in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331 or 1103 of the Bankruptcy Code in the Chapter 11 Cases.

1.69. Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

1.70. General Unsecured Claim means any Claim against any Debtor that is (a) not an Administrative Expense Claim, a Fee Claim, a Priority/Secured Tax Claim, a Priority Non-Tax Claim, an Other Secured Claim, a March 2018 Notes Claim, a June 2018 Notes Claim, a 7.5% Convertible Bonds Claim, a Convertible Notes Claim, a Convenience Claim or an Intercompany Claim or (b) otherwise determined by an order of the Bankruptcy Court to be a General Unsecured Claim.

1.71. Governmental Unit has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.72. Impaired means, with respect to a Claim, Interest or Class of Claims or Interests, that the treatment of such Claim, Interest or Class of Claims or Interests under the Plan does not satisfy the requirements specified in either subsection 1124(1) or 1124(2) of the Bankruptcy Code.

1.73. Indenture Trustees means any of the March 2018 Indenture Trustee, the June 2018 Indenture Trustee, 5.5% Convertible Indenture Trustee, the 6.5% Convertible Indenture Trustee and the 7.5% Convertible Bonds Trustee, as applicable.

1.74. Indenture Trustee Claims means the Claims for reasonable compensation, fees, expenses, disbursements, indemnification, subrogation and contribution of the Indenture Trustees, including, without limitation, internal default fees, attorneys’, financial advisors’ and agents’ fees, expenses and disbursements, incurred by or owed to the Indenture Trustees, whether prepetition or postpetition, or whether prior to or after consummation of the Plan, to the extent provided for under the applicable Indenture. Any Indenture Trustee Claims accrued after the Petition Date are deemed Administrative Expense Claims in accordance with the terms of the applicable Indentures.

1.75. Indenture Trustee Charging Lien means any Lien or other priority in payment arising prior to or after the Effective Date to which an Indenture Trustee is entitled, pursuant to an indenture, against distributions to be made to noteholders under an indenture, for payment of any Indenture Trustee Claims.

1.76. Indentures means any of the March 2018 Indenture, the June 2018 Indenture, the 5.5% Convertible Indenture, the 6.5% Convertible Indenture and the 7.5% Convertible Trust Deed, as applicable.

1.77. Intercompany Claim means any Claim against a Debtor held by another Debtor or an Affiliate of a Debtor.

1.78. Intercompany Interest means an Interest in a Debtor held by another Debtor or an Interest in a Debtor held by an Affiliate of a Debtor.

1.79. Interest means any (a) equity security of a Debtor as defined in section 101(16) of the Bankruptcy Code, including the Series B Preferred Interests, Series C Preferred Interests, Interests in EIC and Subsidiary Interests, and all common units, preferred units or other instruments evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interests in a Debtor that existed immediately before the Effective Date, and (b) any Claim or Cause of Action against a Debtor (i) arising from rescission of a purchase or sale of shares of Series B Preferred Interests and Series C Preferred Interests and Interests in EIC, (ii) for damages arising from the purchase or sale of any such shares, (iii) for violation of the securities laws, misrepresentations, or any similar Claims related to the foregoing, or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (iv) for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities, or (v) for attorneys’ fees, other charges, or costs incurred on account of any of the foregoing Claims or Causes of Action.

1.80. Interest in EIC means other than the Series B Preferred Interests and Series C Preferred Interests, (a) any equity security of EIC as defined in section 101(16) of the Bankruptcy Code and all common units, preferred units or other instruments evidencing an ownership interest in EIC, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interests in EIC that existed immediately before the Effective Date, and (b) any Claim or Cause of Action against EIC (i) arising from rescission of a purchase or sale of shares of Interests in EIC, (ii) for damages arising from the purchase or sale of any such shares, (iii) for violation of the securities laws, misrepresentations, or any similar Claims related to the foregoing, or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, (iv) for reimbursement, contribution, or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that EIC made false and misleading statements or engaged in other deceptive acts in connection with the offer or sale of securities, or (v) for attorneys’ fees, other charges, or costs incurred on account of any of the foregoing Claims or Causes of Action.

1.81. June 2018 Indenture means that certain indenture, dated as of February 23, 2012, by and among EIC, as issuer, each of the guarantors named therein and the June 2018 Indenture Trustee (including all agreements, documents, notes and instruments delivered pursuant thereto or in connection therewith, in each case as amended, modified or otherwise supplemented from time to time).

1.82. June 2018 Noteholder means the respective beneficial holder of a June 2018 Notes Claim.

1.83. June 2018 Indenture Trustee means Wilmington Trust, National Association, in its capacities as trustee, registrar and paying agent under the June 2018 Indenture, together with its successors and assigns.

1.84. June 2018 Notes means the 12% Second Priority Notes due 2018 issued by EIC in the aggregate principal amount of $150 million pursuant to the June 2018 Indenture.

1.85. June 2018 Notes Claim means a Claim arising out of or related to the June 2018 Notes and the June 2018 Indenture.

1.86. Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.87. LuxCo means Endeavour Energy Luxembourg S.à r.l.

1.88. March 2018 Indenture means that certain indenture, dated as of February 23, 2012, by and among EIC, as issuer, each of the guarantors named therein and the March 2018 Indenture Trustee (including all agreements, documents, notes and instruments delivered pursuant thereto or in connection therewith, in each case as amended, modified or otherwise supplemented from time to time).

1.89. March 2018 Indenture Trustee means Wells Fargo Bank, National Association, in its capacities as trustee, collateral agent, registrar and paying agent under the March 2018 Indenture and as collateral agent under the June 2018 Indenture, together with its successors and assigns.

1.90. March 2018 Noteholder means the respective beneficial holder of a March 2018 Notes Claim.

1.91. March 2018 Notes means the 12% First Priority Notes due March 1, 2018 issued by EIC in the aggregate principal amount of $404 million pursuant to the March 2018 Indenture.

1.92. March 2018 Notes Claim means a Claim arising out of or related to the March 2018 Notes and the March 2018 Indenture.

1.93. Merger Agreement means a merger agreement to be entered into between EIC and a newly formed Delaware corporation to effectuate the reincorporation of EIC to a Delaware corporation, in form and substance reasonably satisfactory to the Debtors and the Requisite Creditors.

1.94. New Board means the board of directors of Reorganized EIC as specified in the Plan Supplement and selected pursuant to Section 5.6 hereof.

1.95. New Common Stock means the common stock of Reorganized EIC.

1.96. New Indenture means that certain indenture, dated as of the Effective Date, by and among Reorganized EIC, as issuer, each of the guarantors named therein and the New Notes Trustee (as amended, modified or otherwise supplemented from time to time) to be included in substantially final form in the Plan Supplement, the terms of which shall be consistent with the Restructuring Support Agreement and shall otherwise be in form and substance reasonably satisfactory to the Debtors and the Requisite Creditors.

1.97. New Notes means the 9.75% Senior Secured Notes due March 31, 2020 issued by Reorganized EIC in the principal amount of $262.5 million pursuant to the New Indenture. The terms of the New Notes are described in the Disclosure Statement.

1.98. New Notes Documents means the New Indenture, the New Notes and all security documents relating to the New Notes, in each case as consistent with the terms set forth in the Restructuring Support Agreement, and in each case in form and substance reasonably satisfactory to the Debtors and the Requisite Creditors.

1.99. New Notes Trustee means Wilmington Trust, National Association, as trustee and collateral agent with respect to the New Notes.

1.100. New Preferred Stock means the Series A convertible preferred stock of Reorganized EIC authorized pursuant to the New Preferred Stock Certificate. The terms of the New Preferred Stock are described in the Disclosure Statement.

1.101. New Preferred Stock Certificate means the Certificate of Designation of the Series A convertible preferred stock of Reorganized EIC to be included in substantially final form in the Plan Supplement, the terms of which shall be consistent with the Restructuring Support Agreement and shall otherwise be in form and substance reasonably satisfactory to the Debtors and the Requisite Creditors.

1.102. New Stockholders Agreement means that certain Stockholders Agreement providing for, among other things, the rights and obligations of the holders of the New Preferred Stock and New Common Stock, to be included in substantially final form in the Plan Supplement, the terms of which shall be consistent with the Restructuring Support Agreement and shall otherwise be in form and substance reasonably satisfactory to the Debtors and the Requisite Creditors.

1.103. Notes Claims means any of the March 2018 Notes Claims, the June 2018 Notes Claims, the 5.5% Convertible Notes Claims, the 6.5% Convertible Notes Claims and the 7.5% Convertible Bonds Claims, as applicable.

1.104. Notes means any of the March 2018 Notes, the June 2018 Notes, the 5.5% Convertible Notes, the 6.5% Convertible Note, and the 7.5% Convertible Bonds, as applicable.

1.105. Other Secured Claim means a Secured Claim, other than a Priority/Secured Tax Claim, March 2018 Notes Claim or June 2018 Notes Claim.

1.106. Person has the meaning set forth in section 101(41) of the Bankruptcy Code.

1.107. Petition Date means October 10, 2014.

1.108. Plan means this joint chapter 11 plan of reorganization, including the Plan Supplement and any exhibits hereto, as the same may be amended or modified from time to time in accordance with the terms hereof.

1.109. Plan Supplement means a supplemental appendix to the Plan to be filed with the Bankruptcy Court no later than ten (10) days before the Voting Deadline that contains, among other things, substantially final forms of the Amended Organizational Documents, New Indenture, New Preferred Stock Certificate, New Stockholders Agreement and Registration Rights Agreement, each of which shall be in form and substance reasonably satisfactory to the Requisite Creditors and consistent with the Restructuring Support Agreement, and a designation of the members of the respective boards and the respective executive officers of Reorganized EIC and the other Reorganized Debtors, as provided in Section 5.6 of the Plan, and which may be amended from time to time until the Confirmation Date.

1.110. Plan Term Sheet means that term sheet attached as Exhibit A to the Restructuring Support Agreement and fully incorporated therein.

1.111. Priority Non-Tax Claim means any Claim other than an Administrative Expense Claim or a Priority/Secured Tax Claim that is entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) and (9) of the Bankruptcy Code.

1.112. Priority/Secured Tax Claim means any (a) unsecured Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code, (b) Secured Claim that, absent its secured status, would be described in clause (a), or (c) Secured Claim of a Governmental Unit for penalties with respect to the Claims described in clauses (a) or (b).

1.113. Registration Rights Agreement means that certain Registration Rights Agreement to be included in substantially final form in the Plan Supplement, the terms of which shall be consistent with the Restructuring Support Agreement and shall otherwise be in form and substance reasonably satisfactory to the Requisite Creditors.

1.114. Released Parties means, collectively, the Debtors, the Consenting Creditors, the EEUK Term Loan Lenders, the EEUK Term Loan Prepetition Agent, the Indenture Trustees and the New Notes Trustee and each of their respective predecessors, successors and assigns, subsidiaries, and their respective current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, crisis managers, partners, attorneys, accountants, investment bankers, consultants, representatives and other professionals (each solely in its capacity as such).

1.115. Reorganized Debtors means, collectively, the Debtors, as reorganized on the Effective Date in accordance with the Plan.

1.116. Reorganized EIC means a newly incorporated Delaware corporation as successor by merger with EIC on the Effective Date in accordance with the Plan.

1.117. Requisite Creditors shall have the meaning ascribed to such term in the Restructuring Support Agreement.

1.118. Restructuring Support Agreement means the Restructuring Support Agreement, dated as of October 10, 2014, among the Debtors and the Consenting Creditors, which incorporates the Plan Term Sheet annexed thereto as an exhibit. A copy of the Restructuring Support Agreement is annexed to the Disclosure Statement.

1.119. Restructuring Transactions mean the transactions set forth in Section 5.15 of the Plan, in the order specified therein.

1.120. Schedules means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

1.121. Secured Claim means a Claim to the extent (a) secured by a Lien on property of the estate, to the extent of the value of such property (i) as set forth in the Plan, (ii) as agreed to by the holder of such Claim and the Debtors or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (b) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

1.122. Series B Preferred Interests means the Series B Preferred Stock of EIC.

1.123. Series C Preferred Interests means the Series C Preferred Stock of EIC.

1.124. Subsidiary Debtors means the Debtors, other than EIC.

1.125. Subsidiary Interests means the Interests in the Debtors, other than EIC.

1.126. Unimpaired means, with respect to a Claim, Interest or Class of Claims or Interests, that the treatment of such Claim, Interest or Class of Claims or Interests under the Plan satisfies the requirements specified in either subsection 1124(1) or 1124(2) of the Bankruptcy Code.

1.127. U.S. Trustee means the United States Trustee for the District of Delaware.

1.128. Voting Deadline means the deadline for voting on the Plan fixed by the Bankruptcy Court, or such later date fixed by the Debtors.

B.	Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained therein. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (d) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (e) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

C.	Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

D.	Controlling Document.

In the event of an inconsistency between the Plan and any of the Definitive Documents, the terms of the Definitive Documents shall control (unless expressly stated otherwise in the Definitive Documents). The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

SECTION 2.	ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1. Administrative Expense Claims.

(a) Filing Administrative Expense Claims. The holder of an Administrative Expense Claim, other than (i) a Claim covered by Section 2.2 hereof, (ii) a liability incurred and payable in the ordinary course of business by a Debtor (and not past due), (iii) an Administrative Expense Claim that has been Allowed on or before the Effective Date, (iv) a Claim under section 503(b)(9) of the Bankruptcy Code for the value of goods sold to the Debtors in the ordinary course of business and received by the Debtors within twenty (20) days before the Petition Date or (v) a Claim for unpaid fees and expenses (including, but not limited to, Indenture Trustee Claims) pursuant to Paragraph 25 of the Restructuring Support Agreement or as otherwise provided in the Plan, must file and serve on the Debtors a request for payment of such Administrative Expense Claim so that it is received no later the Administrative Expense Claims Bar Date. Holders required to file and serve, who fail to file and serve, a request for payment of Administrative Expense Claims by the Administrative Expense Claims Bar Date (i.e., 30 days after the Effective Date) shall be forever barred, estopped and enjoined from asserting such Administrative Expense Claims against the Debtors or Reorganized Debtors and their property and such Administrative Expense Claims shall be deemed discharged as of the Effective Date. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Section 10 hereof. Notwithstanding the foregoing, pursuant to section 503(b)(1)(D) of the Bankruptcy Code, no Governmental Unit shall be required to file a request for payment of any Administrative Expense Claim of a type described in sections 503(b)(1)(B) or 503(b)(1)(C) of the Bankruptcy Code as a condition to such Claim being Allowed. All requests for payment of Administrative Expense Claims shall be filed at the following address:

Endeavour Claims Processing

c/o Kurtzman Carson Consultants LLC

2335 Alaska Avenue

El Segundo, California 90245

Requests for payment of Administrative Expense Claims may not be delivered by facsimile, telecopy, or electronic mail transmission.

(b) Allowance of Administrative Expense Claims. An Administrative Expense Claim, with respect to which a request for payment has been properly and timely filed pursuant to Section 2.1(a) shall become an Allowed Administrative Expense Claim if no objection to such request is filed with the Bankruptcy Court and served on the Debtors and the requesting party on or before the later of (i) the one-hundred-and-twentieth (120th) day after the Effective Date or (ii) sixty (60) days after the filing of the applicable request for payment of Administrative Expense Claims, if applicable, as the same may be modified or extended from time to time by order of the Bankruptcy Court. If an objection is timely filed, the Administrative Expense Claim shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order or as such Claim is settled, compromised, or otherwise resolved pursuant to Section 7.5 of the Plan.

(c) Payment of Allowed Administrative Expense Claims. Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment (which agreement is subject to the reasonable consent of the Requisite Creditors), each Allowed Administrative Expense Claim, including any Allowed Claim asserted under section 503(b)(9) of the

Bankruptcy Code, shall be paid by the Debtors in full, in Cash, in an amount equal to the unpaid portion of such Allowed Administrative Expense Claim within thirty (30) days following the later to occur of (i) the Effective Date or (ii) the date on which such Administrative Expense Claim shall become an Allowed Claim; provided, however, that Allowed Administrative Expense Claims (other than a Claim covered by Section 2.2 hereof) against any of the Debtors representing liabilities incurred in the ordinary course of business by any of the Debtors, as Debtors in Possession, or liabilities arising under loans or advances to or other obligations incurred by any of the Debtors, as Debtors in Possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtors or Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

2.2. Fee Claims.

All entities seeking an award by the Bankruptcy Court of Fee Claims (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is thirty (30) days after the Effective Date and (b) shall be paid in full from the Debtors’ or Reorganized Debtors’ Cash in such amounts as are Allowed by the Bankruptcy Court (i) upon the later of (A) the Effective Date and (B) the date upon which the order relating to any such Allowed Fee Claim is entered or (ii) upon such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors. The Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date and through the Effective Date in the ordinary course and without the need for Bankruptcy Court approval. This Section 2.2 shall not apply to the payment of fees, costs, expenses and Indenture Trustee Claims required pursuant to Paragraph 25 of the Restructuring Support Agreement or as otherwise provided in the Plan.

2.3. Priority/Secured Tax Claims.

Except to the extent that a holder of an Allowed Priority/Secured Tax Claim agrees to a different treatment (which agreement is subject to the reasonable consent of the Requisite Creditors), each holder of an Allowed Priority/Secured Tax Claim shall, in full satisfaction, release, and discharge of such Allowed Priority/Secured Tax Claim be paid by the Reorganized Debtors (a) in full in Cash on the latest to occur of (i) the Effective Date, to the extent such Claims is an Allowed Priority/Secured Tax Claim on the Effective Date and (ii) the date such Claim becomes an Allowed Priority/Secured Tax Claim, or (b) in Cash, in equal quarterly installments commencing on the Effective Date (or if later, the end of the first calendar quarter after such Claim becomes an Allowed Priority/Secured Tax Claim) and continuing over a period not exceeding five (5) years from and after the Petition Date, together with interest accrued thereon at the applicable non-bankruptcy rate as of the Confirmation Date, subject to the sole option of the Reorganized Debtors to prepay the entire amount of the Allowed Priority/Secured Tax Claim.

SECTION 3.	CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1. Summary of Classification.

The following table designates the Classes of Claims against and Interests in each of the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code and (c) deemed to accept or reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority/Secured Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in this Section 3. The classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section 3.3.

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2	Other Secured Claims	Unimpaired	No (deemed to accept)
3	March 2018 Notes Claims	Impaired	Yes
4	June 2018 Notes Claims	Impaired	Yes
5	7.5% Convertible Bonds Claims	Impaired	Yes
6	Convertible Notes Claims	Impaired	Yes
7	General Unsecured Claims	Impaired	Yes
8	Convenience Class Claims	Unimpaired	No (deemed to accept)
9	Series C Preferred Interests in EIC	Impaired	No (deemed to reject)
10	Series B Preferred Interests in EIC	Impaired	No (deemed to reject)
11	Interests in EIC	Impaired	No (deemed to reject)

3.2. Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.3. Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

SECTION 4.	TREATMENT OF CLAIMS AND INTERESTS.

4.1. Priority Non-Tax Claims (Class 1).

(a) Classification: Class 1 consists of Priority Non-Tax Claims against the Debtors.

(b) Treatment: Except to the extent that a holder of an Allowed Priority Non-Tax Claim against any of the Debtors has agreed to less favorable treatment of such Claim (which agreement is subject to the reasonable consent of the Requisite Creditors), each such holder shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Claim, payable on the later of the Effective Date and the date on which such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, in each case, or as soon as reasonably practicable thereafter.

(c) Voting: Class 1 is Unimpaired, and the holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan.

4.2. Other Secured Claims (Class 2).

(a) Classification: Class 2 consists of Other Secured Claims against the Debtors. To the extent that the Other Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2.

(b) Treatment: Except to the extent that a holder of an Allowed Other Secured Claim against any of the Debtors has agreed to less favorable treatment of such Claim (which agreement is subject to the reasonable consent of the Requisite Creditors), each holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors or the Reorganized Debtors, (i) payment in full in Cash in full and final satisfaction of such claim, payable on the later of the Effective Date and the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, or, in each case, as soon as reasonably practicable thereafter, (ii) reinstatement pursuant to section 1124 of the Bankruptcy Code or (iii) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code. The aggregate amount of Allowed Other Secured Claims shall not exceed $[3] million or such higher amount that may be reasonably agreed upon between the Debtors and the Requisite Creditors at a later date.

(c) Voting: Class 2 is Unimpaired, and the holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Plan.

4.3. March 2018 Notes Claims (Class 3).

(a) Classification: Class 3 consists of March 2018 Notes Claims against the Debtors.

(b) Allowance: The March 2018 Notes Claims are Allowed in the amount of $460,855,836 on account of unpaid principal, plus interest, fees and other expenses, arising under or in connection with the March 2018 Notes and the March 2018 Indenture.

(c) Treatment: On the Effective Date, and in accordance with the Restructuring Transactions, all of the March 2018 Notes shall be cancelled, and each holder of an Allowed Class 3 March 2018 Notes Claim shall receive, in full and final satisfaction of its March 2018 Notes Claim, its pro rata share of (i) the New Notes and (ii) 82.57% of the New Preferred Stock, which shall be initially convertible into 66.30% of the New Common Stock, having an aggregate liquidation preference of $196.1 million.

(d) Voting: Class 3 is Impaired, and holders of March 2018 Notes Claims are entitled to vote to accept or reject the Plan.

4.4. June 2018 Notes Claims (Class 4).

(a) Classification: Class 4 consists of June 2018 Notes Claims against the Debtors.

(b) Allowance: The June 2018 Notes Claims are Allowed in the amount of $161,130,000 on account of unpaid principal, plus interest, fees and other expenses, arising under or in connection with the June 2018 Notes and the June 2018 Indenture.

(c) Treatment: On the Effective Date, and in accordance with the Restructuring Transactions, all of the June 2018 Notes shall be cancelled, and each holder of an Allowed

Class 4 June 2018 Notes Claim shall receive, in full and final satisfaction of its June 2018 Notes Claim, its pro rata share of (i) 17.43% the New Preferred Stock, which shall be initially convertible into 14.00% of the New Common Stock, having an aggregate liquidation preference of $41.4 million, and (ii) 2.74% of the New Common Stock on a fully-diluted basis (assuming full conversion of the New Preferred Stock).

(d) Voting: Class 4 is Impaired, and holders of June 2018 Notes Claims are entitled to vote to accept or reject the Plan.

4.5. 7.5% Convertible Bonds Claims (Class 5).

(a) Classification: Class 5 consists of 7.5% Convertible Bonds Claims against the Debtors.

(b) Allowance: The 7.5% Convertible Bonds Claims are Allowed in the amount of $83,920,471 on account of unpaid principal, plus interest, fees and other expenses, arising under or in connection with the 7.5% Convertible Bonds and the 7.5% Convertible Trust Deed.

(c) Treatment: On the Effective Date, and in accordance with the Restructuring Transactions, all of the 7.5% Convertible Bonds shall be cancelled, and each holder of an Allowed Class 5 7.5% Convertible Bonds Claim shall receive, in full and final satisfaction of its 7.5% Convertible Bonds Claim, its pro rata share of 8.72% of the New Common Stock on a fully-diluted basis (assuming full conversion of the New Preferred Stock).

(d) Voting: Class 5 is Impaired, and holders of 7.5% Convertible Bonds Claims are entitled to vote to accept or reject the Plan.

4.6. Convertible Notes Claims (Class 6).

(a) Classification: Class 6 consists of Convertible Notes Claims against the Debtors.

(b) Allowance: The Convertible Notes Claims are Allowed in the amount of $154,663,889 on account of unpaid principal, plus interest, fees and other expenses, arising under or in connection with the Convertible Notes and the Convertible Indentures.

(c) Treatment: On the Effective Date, and in accordance with the Restructuring Transactions, the Convertible Notes shall be cancelled and each holder of an Allowed Class 6 Convertible Notes Claim shall receive, in full and final satisfaction of its Convertible Notes Claim, its pro rata share of 8.24% of the New Common Stock on a fully-diluted basis (assuming full conversion of the New Preferred Stock).

(d) Voting: Class 6 is Impaired, and holders of Convertible Notes Claims are entitled to vote to accept or reject the Plan.

4.7. General Unsecured Claims (Class 7).

(a) Classification: Class 7 consists of General Unsecured Claims against the Debtors not otherwise classified under this Plan.

(b) Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, each holder of an Allowed Class 7 General Unsecured Claim shall receive, in full and final satisfaction of its General Unsecured Claim, payment in an amount of Cash equal to 15% of such Claim on the later of (i) the Effective Date and (ii) the date on which such Claim becomes Allowed, or, in each case, as soon as reasonably practicable thereafter. The aggregate amount of Allowed General Unsecured Claims shall not exceed $12,000,000.

(c) Voting: Class 7 is Impaired, and holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.8. Convenience Claims (Class 8).

(a) Classification: Class 8 consists of Convenience Claims against the Debtors.

(b) Treatment: Except to the extent that a holder of an Allowed Convenience Claim agrees to less favorable treatment of such Allowed Convenience Claim, each holder of an Allowed Class 8 Convenience Claim shall receive, in full and final satisfaction of its Allowed Convenience Claim, payment in full in Cash on the later of (i) the Effective Date and (ii) the date on which such Convenience Claim becomes Allowed, or, in each case, as soon as reasonably practicable thereafter. Allowed Convenience Claims shall not include interest from and after the Petition Date or include any penalty on such Claim.

(c) Voting: Class 8 is Unimpaired, and the holders of Convenience Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Convenience Claims are not entitled to vote to accept or reject the Plan.

4.9. Series C Preferred Interests in EIC (Class 9).

(a) Classification: Class 9 consists of Series C Preferred Interests in EIC.

(b) Treatment: On the Effective Date, and in accordance with the Restructuring Transactions, all Series C Preferred Interests in EIC shall be extinguished. Holders of Series C Preferred Interests in EIC shall not receive or retain any property under the Plan on account of such Interests.

(c) Voting: Class 9 is Impaired by the Plan, and holders of Series C Preferred Interests in EIC are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Series C Preferred Interests in EIC are not entitled to vote to accept or reject the Plan.

4.10. Series B Preferred Interests in EIC (Class 10).

(a) Classification: Class 10 consists of Series B Preferred Interests in EIC.

(b) Treatment: On the Effective Date, and in accordance with the Restructuring Transactions, all Series B Preferred Interests in EIC shall be extinguished. Holders of Series B Preferred Interests in EIC shall not receive or retain any property under the Plan on account of such Interests.

(c) Voting: Class 10 is Impaired by the Plan, and holders of Series B Preferred Interests in EIC are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Series B Preferred Interests in EIC are not entitled to vote to accept or reject the Plan.

4.11. Interests in EIC (Class 11).

(a) Classification: Class 11 consists of Interests in EIC.

(b) Treatment: On the Effective Date, and in accordance with the Restructuring Transactions, all Interests in EIC shall be extinguished. Holders of Interests in EIC shall not receive or retain any property under the Plan on account of such interests.

(c) Voting: Class 11 is Impaired by the Plan, and the holders of Interests in EIC are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Interests in EIC are not entitled to vote to accept or reject the Plan.

4.12. Guaranty Claims of the EEUK Term Loan Lenders

(a) The Plan leaves unaltered the legal, equitable and contractual rights belonging to the EEUK Term Loan Lenders and EEUK Term Loan Prepetition Agent with respect to the guaranties and Liens securing such guaranties granted by Debtors EIC, EOC, Endeavour Energy New Ventures, Inc. and END Management Company pursuant to the EEUK Term Loan.

SECTION 5.	MEANS FOR IMPLEMENTATION.

5.1. Substantive Consolidation for Plan Purposes Only.

(a) The Plan contemplates and is predicated upon the deemed substantive consolidation of the Debtors for the purpose of all actions under the Plan. Entry of the Confirmation Order shall constitute approval pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases of the Debtors solely for purposes of voting, confirmation and distribution.

(b) Solely for voting, confirmation and distribution purposes hereunder, and subject to Section 5.1(c), (i) all assets and all liabilities of the Debtors shall be treated as though they were merged, (ii) all guarantees by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed eliminated and cancelled so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors, (iii) all joint obligations of two or more of the Debtors and all multiple Claims against such entities on account of such joint obligations, shall be considered a single Claim against the Debtors, and (iv) each and every Claim filed or to be filed in the Chapter 11 Cases of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed a single Claim filed and obligation of the deemed consolidated Debtors.

(c) The substantive consolidation effected pursuant to this section shall not affect (other than for purposes related to funding distributions under the Plan and as set forth herein) (i) the legal and organizational structure of the Debtors, (ii) the making of distributions in accordance with, and the implementation of, the Restructuring Transactions (including, without limitation, distributions to holders of Allowed 7.5% Convertible Bonds Claims in respect of the holders’ guarantee claims against EIC), (iii) defenses to any causes of action or requirements for any third party to establish mutuality to assert a right of setoff , (iv) distributions out of any insurance policies or proceeds of such policies and (v) the indebtedness or other obligations of the Debtors under the EEUK Term Loan.

(d) Notwithstanding the foregoing, Intercompany Claims shall be dealt with in accordance with Section 5.9 of the Plan.

(e) The Debtors believe that no creditor will receive a recovery materially inferior to that which it would receive if the Debtors’ Estates were not deemed substantively consolidated, and that in such event, all creditor recoveries would be reduced by the added administrative expense of proceeding to confirm and implement separate plans. If any party in interest challenges the proposed substantive consolidation, the Debtors reserve the right to establish at the Confirmation Hearing the ability to confirm the Plan on an entity-by-entity basis, or to make the showing that the Debtors can be substantively consolidated under applicable law. If the Bankruptcy Court does not approve the substantive consolidation requested herein as to any or all of the Debtors, the Debtors reserve the right to seek confirmation of this Plan on a non-substantive consolidation basis with respect to each affected Debtor.

(f) A creditor’s vote to accept the Plan shall be deemed such creditor’s agreement to accept, as consideration for any and all Allowed Claims against any and all Debtors, the treatment specified in the Plan, including, without limitation, the substantive consolidation described herein and, in the event the Bankruptcy Court does not approve the substantive consolidation of all or certain of the Debtors that is requested herein, the treatment of such creditor’s Claim pursuant to the Plan on a non-substantive consolidation basis.

(g) Notwithstanding the deemed substantive consolidation proposed herein, each and every Debtor shall remain responsible for the payment of quarterly fees to the Office of the U.S. Trustee in accordance with Section 12.2 of the Plan.

5.2. Compromise and Settlement of Claims and Controversies.

Pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims and controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made on account of such Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims and controversies, including without limitation, approval of the Restructuring Support Agreement, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and holders of Claims and is fair, equitable, and reasonable.

5.3. Nonconsensual Confirmation.

In the event any Impaired Class of Claims entitled to vote on the Plan does not accept the Plan by the requisite statutory majority under section 1126(c) of the Bankruptcy Code, then the Debtors reserve the right to undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

5.4. Cancellation of Existing Securities and Agreements.

(a) Except for executory contracts and unexpired leases that have been assumed by the Debtors, on the Effective Date and in accordance with the Restructuring Transactions, all of the agreements and other documents evidencing (i) the Claims or rights of any holder of a Claim against the Debtors, including all notes, indentures, instruments or certificates evidencing such Claims, (ii) the Interests in EIC and (iii) any options or warrants to purchase Interests in EIC, or obligating such Debtors to issue, transfer or sell Interests or any other capital stock of such Debtors, shall be amended, restated, substituted for or cancelled, as the case may be, other than for purposes of evidencing a right to distributions under the Plan with respect to executory contracts or unexpired leases which have not been assumed by the Debtors or as otherwise provided hereunder, provided, however, that the foregoing shall not apply to the EEUK Term Loan.

(b) As between each other, the cancellation of the Indentures pursuant to the preceding paragraph shall not alter or otherwise affect the obligations or rights of the Indenture Trustees or the actual or beneficial holders of the applicable Notes under their applicable Indentures; provided, however, that only the following rights and obligations of the Indenture Trustees shall remain in effect as of the Effective Date: (i) rights, as trustee and collateral agent, to any payment of fees, expenses and indemnification obligations and liens securing such rights to payment, including, but not limited to, the Indenture Trustee Charging Liens, (ii) rights and obligations relating to distributions to be made under the Plan on account of Allowed Notes Claims and Indenture Trustee Claims, (iii) rights and obligations relating to representation of the interests of the holders of Allowed Notes Claims by such Indenture Trustees in these Chapter 11 Cases to the extent not released or discharged by this Plan or any order of the Bankruptcy Court and (iv) rights and obligations relating to Indenture Trustee Claims and participation by such Indenture Trustees in any proceedings and appeals related to this Plan. Notwithstanding the foregoing, none of the Indenture Trustees shall have any obligation to object to Claims against the Debtors. After the performance by the Indenture Trustees and their respective representatives and professionals of any duties that are required under this Plan, the Confirmation Order or the applicable Indenture Documents, the Indenture Trustees and their representatives and professionals shall be relieved of and released from all obligations arising thereunder.

5.5. Issuance of New Securities and Debt Instruments.

The Reorganized Debtors are authorized to issue all plan-related securities and documents as to which they are the issuer or a guarantor, including, without limitation, the New Notes, New Preferred Stock and the New Common Stock and any options or entitlements to purchase such plan-related securities, without the need for any further corporate action.

(a) New Notes and New Notes Documents. On the Effective Date and in accordance with the Restructuring Transactions, Reorganized EIC shall issue the New Notes to holders of Allowed March 2018 Notes Claims on such terms and conditions as set forth in the New Indenture. The New Notes Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors to the extent they are a party thereto, enforceable in accordance with their terms. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Notes Documents (i) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Notes Documents and (ii) shall not be subject to avoidance, recharacterization or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and Confirmation Order, and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(b) New Preferred Stock. On the Effective Date and in accordance with the Restructuring Transactions, Reorganized EIC shall issue the New Preferred Stock to holders of (i) Allowed March 2018 Notes Claims and (ii) Allowed June 2018 Notes Claims, in accordance with the distributions set forth in Section 4 of the Plan.

(c) New Common Stock. On the Effective Date and in accordance with the Restructuring Transactions, Reorganized EIC shall issue the New Common Stock to the holders of (i) Allowed June 2018 Notes Claims, (ii) Allowed 7.5% Convertible Bonds Claims and (iii) Allowed Convertible Notes Claims, in accordance with the distributions set forth in Section 4 of the Plan.

(d) New Stockholders Agreement. Any direct or beneficial recipient of New Preferred Stock and New Common Stock under the Plan shall be a party to, or shall be deemed to be bound by, the New Stockholders Agreement by virtue of its receipt thereof.

(e) Registration Rights. Certain holders of New Preferred Stock and New Common Stock shall be entitled to registration rights pursuant to the Registration Rights Agreement.

5.6. Directors and Executive Officers.

On the Effective Date, the term of each member of the current board of directors of EIC and the other Debtors shall automatically expire. The New Board and such other directors shall be appointed as provided in the New Stockholders Agreement and may be named in the Plan Supplement but shall be named no later than prior to the commencement of the Confirmation Hearing. At the discretion of the New Board, the Persons serving as executive officers of the Debtors immediately before the Effective Date shall maintain their current positions with the Reorganized Debtors after the Effective Date.

5.7. Section 1145 Exemption.

The offer, issuance, and distribution of the New Notes and all of the shares of New Preferred Stock and New Common Stock hereunder to holders of Allowed Claims against the Debtors, and the issuance of all shares of New Common Stock issued pursuant to the conversion of the New Preferred Stock, shall be exempt, to the fullest extent permitted by section 1145 of the Bankruptcy Code, from registration under (a) the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and (b) any state or local law requiring registration for the offer, issuance, or distribution of securities.

5.8. Subsidiary Interests.

On the Effective Date, each respective Subsidiary Interest in a direct or indirect subsidiary shall be unaffected by the Plan, and the Reorganized Debtor holding such Subsidiary Interest shall continue to hold such Subsidiary Interest, subject to the Restructuring Transactions.

5.9. Intercompany Claims.

No separate distributions shall be made hereunder on account of prepetition Intercompany Claims, and such Claims may be reinstated, extinguished or compromised (by distribution, contribution, or otherwise) in the discretion of the Reorganized Debtors, consistent with their business plan, on or after the Effective Date. The EOC-EEUK Intercompany Note shall be amended consistent with the Restructuring Support Agreement.

5.10. Cancellation of Liens.

Except as otherwise specifically provided herein with respect to Class 2, any Lien securing any Secured Claim shall be deemed released, and the holder of such Secured Claim (and any agent or representative on such holder’s behalf) shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors; provided, however, that the foregoing shall not apply to the Liens granted to the EEUK Term Loan Lenders and the EEUK Term Loan Prepetition Agent pursuant to the EEUK Term Loan.

5.11. Withholding and Reporting Requirements.

In connection with this Plan and all instruments issued in connection therewith and distributed thereon, the Debtors shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under this Plan shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any Governmental Unit, including income, withholding and other tax obligations, on account of such distribution. The Debtors have the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to any issuing or disbursing party for payment of any such tax obligations. The Debtors may require, as a condition to receipt of a distribution, that the holder of an Allowed Claim complete and return a Form W-8 or W-9, as applicable to each such holder. If the Debtors make such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

5.12. Exemption From Certain Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, (a) any issuance, transfer or exchange of notes or equity securities under the Plan, (b) the creation of any mortgage, deed of trust or other security interest, or (c) the making or assignment of any lease or sublease, or the making or delivery of any instrument of transfer from a Debtor to a Reorganized Debtor or any other Person pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Without limiting the foregoing, any issuance, transfer or exchange of a security or any making or delivery of an instrument of transfer pursuant to the Plan shall be exempt from the imposition and payment of any and all transfer taxes (including, without limitation, any and all stamp taxes or similar taxes and any interest, penalties and addition to the tax that may be required to be paid in connection with the consummation of the Plan) pursuant to sections 1146(a), 505(a), 106 and 1141 of the Bankruptcy Code.

5.13. Management Incentive Plan.

Solely within the discretion of the New Board, Reorganized EIC may implement after the Effective Date a management incentive plan that provides Cash, options or another form of equity-based compensation, or some combination thereof, to the management of Reorganized EIC and its subsidiaries. Any equity-based compensation offered under the management incentive plan shall not exceed [—]% of the New Common Stock (on an as converted basis), and shall proportionately dilute all of the New Preferred Stock (on an as converted basis) and the New Common Stock otherwise contemplated to be issued under the Plan.

5.14. Sources of Consideration for Plan Distributions.

Except as otherwise provided in the Plan or the Confirmation Order, all consideration necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from the existing Cash balances of the Debtors and the operations of the Debtors or the Reorganized Debtors. The Reorganized Debtors may also make such payments using Cash received from their subsidiaries through the Reorganized Debtors’ consolidated cash management systems.

5.15. Restructuring Transactions; Effectuating Documents.

(a) The following Restructuring Transactions shall be effectuated in the following order:

(i) On or before the Effective Date, a new Delaware corporation shall be formed (but no shares of capital stock shall be issued prior to the issuances set forth below);

(ii) On the Effective Date, EIC shall merge with and into the new Delaware corporation formed above, and pursuant to the Merger Agreement and in accordance with Section 4 of Plan, the New Common Stock, New Preferred Stock and New Notes of the Delaware corporation shall be issued directly to the holders of the Allowed March 2018 Notes Claims, the Allowed June 2018 Notes Claims, the Allowed Convertible Notes Claims and the Allowed 7.5% Convertible Bonds Claims, as applicable, in satisfaction and discharge of their Allowed Claims; and

(iii) On the Effective Date, in accordance with Section 4 of the Plan, and pursuant to the Merger Agreement, the Series C Preferred Interests in EIC, the Series B Preferred Interests in EIC, and the Interests in EIC shall be extinguished for no consideration.

In addition, on the Effective Date or as soon as practicable thereafter and without need for any further action, the Reorganized Debtors may (i) cause any or all of the Debtors to be merged into one or more of the Reorganized Debtors, dissolved or otherwise consolidated, (ii) cause the transfer of assets between or among the Reorganized Debtors or (iii) engage in any other transaction in furtherance of the Plan; provided, however, that such transactions are not inconsistent with the above Restructuring Transactions or the other terms of the Plan.

(b) On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and not inconsistent with the Restructuring Transactions, including: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion or dissolution and the Amended Organizational Documents pursuant to applicable state law; (iv) the amendment of the EOC-EEUK Intercompany Note as contemplated by the Restructuring Support Agreement; and (v) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law, subject, in each case, to the Amended Organizational Documents.

(c) On and after the Effective Date, the Reorganized Debtors and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

SECTION 6.	DISTRIBUTIONS.

6.1. Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Debtors or the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date.

6.2. Date of Distributions.

Except as otherwise provided herein, any and all distributions and deliveries to be made hereunder shall be made on the Effective Date, as soon thereafter as is practicable or as otherwise determined in accordance with the Plan. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.3. Disbursing Agent.

All distributions hereunder shall be made by Reorganized EIC (or such other entity designated by Reorganized EIC), as Disbursing Agent, on or after the Effective Date, or as otherwise provided herein. No Disbursing Agent hereunder shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

6.4. Powers of Disbursing Agent.

A Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties hereunder, (b) make all distributions contemplated hereby and (c) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.5. Expenses of the Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent acting in such capacity (including taxes and reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.6. Delivery of Distributions.

(a) Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders of Allowed Claims. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no further distributions shall be made to such holder unless and until such Disbursing Agent is notified in writing of such holder’s then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code one (1) year after the Effective Date. After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtors, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary.

(b) Except as provided in Section 6.6(c), solely for purposes of the distributions to be made hereunder, each of the Indenture Trustees shall be deemed to be the holder of the applicable Notes Claims and all distributions on account of such Notes Claims shall be made to the applicable Indenture Trustee, as Disbursing Agent. The Indenture Trustees shall hold or direct such distributions for the benefit of the applicable beneficial holders of such Notes Claims. As soon as practicable following receipt of such distributions by the Indenture Trustees, the Indenture Trustees shall arrange to deliver such distributions to or on behalf of the holders of Allowed Notes Claims in accordance with the provisions of the applicable Indenture governing such Claims.

(c) Notwithstanding Section 6.6(b), all distributions on account of the Allowed March 2018 Notes Claims, including but not limited to the New Notes and the New Preferred Stock, shall be made by the Debtors, as Disbursing Agent at the direction and with the consent of the March 2018 Notes Indenture Trustee. The March 2018 Notes Indenture Trustee shall direct the Disbursing Agent to hold or deliver such distributions to the March 2018 Noteholders in accordance with the provisions of the Plan and the terms of the March 2018 Notes Indenture. Any distributions held by the Disbursing Agent shall remain subject to the right of the March 2018 Notes Indenture Trustee to assert its Indenture Trustee Charging Lien against such distributions.

6.7. Manner of Payment Under Plan.

(a) All distributions of New Notes, New Preferred Stock, New Common Stock or Cash under the Plan shall be made by the applicable Disbursing Agent on behalf of the applicable Debtor.

(b) At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

6.8. Fractional Units.

No fractional shares of New Preferred Stock and New Common Stock shall be issued or distributed under the Plan and no Cash shall be distributed in lieu of such fractional shares. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Preferred Stock or New Common Stock that is not a whole number, the actual distribution of shares of New Preferred Stock or New Common Stock shall be rounded as follows: (a) fractions of one-half ( 1⁄2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half ( 1⁄2) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Preferred Stock and New Common Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding. The New Notes shall be issued in denominations of $2,000 or multiples of $1,000 in excess thereof and any other amounts shall be rounded down.

6.9. Setoffs.

The Debtors and the Reorganized Debtors, as applicable pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim to the extent not otherwise compromised or settled on or prior to the Effective Date; provided, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claim the Debtors or the Reorganized Debtors may have against the holder of such Claim; provided, further, that the foregoing shall not apply to the Claims of the EEUK Term Loan Lenders and the EEUK Term Loan Prepetition Agent arising under the EEUK Term Loan.

6.10. Distributions After the Effective Date.

Distributions made after the Effective Date pursuant to Section 7.4 hereof to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.11. Allocation of Distributions Between Principal and Interest.

For distributions in respect of Allowed June 2018 Notes Claims, Allowed Convertible Notes Claims, Allowed 7.5% Convertible Bonds Claims, Allowed General Unsecured Claims and Allowed Convenience Claims, to the extent that any such Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

6.12. Minimum Distributions.

No payment of Cash in an amount less than $100 shall be made to any holder of an Allowed Claim unless a request therefor is made in writing to the appropriate Disbursement Agent.

SECTION 7.	PROCEDURES FOR DISPUTED CLAIMS.

7.1. Objections to Claims.

Except insofar as a Claim is Allowed under the Plan, the Debtors, the Reorganized Debtors or any other party in interest shall be entitled to object to Claims. Any objections to Claims shall be served and filed on or before (a) the one-hundred and twentieth (120th) day following the later of (i) the Effective Date and (ii) the date that a proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a holder of such Claim, or (b) such later date as may be fixed by the Bankruptcy Court.

7.2. Estimation of Claims.

The Reorganized Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code (so long as the Bankruptcy Court has not already overruled an objection to such Disputed Claim filed by the Debtors), and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

7.3. No Distributions Pending Allowance.

If an objection to a Claim is filed as set forth in Section 7.1, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.4. Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required under applicable bankruptcy law.

7.5. Preservation of Claims and Rights to Settle Claims.

Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, in accordance with section

1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, Disputed Claims, rights, Causes of Action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, without the approval of the Bankruptcy Court, subject to the terms of Section 7.1 hereof, the Confirmation Order, and any contract, instrument, release, indenture, or other agreement entered into in connection herewith. The Reorganized Debtors or their successor(s) may pursue such retained Claims, rights, Causes of Action, suits or proceedings, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

SECTION 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1. General Treatment.

Effective as of the Effective Date, all executory contracts and unexpired leases to which any of the Debtors are parties are hereby assumed, except for an executory contract or unexpired lease that (a) has previously been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (b) is specifically designated as a contract or lease to be rejected on a schedule of contracts and leases filed and served prior to commencement of the Confirmation Hearing, (c) is the subject of a separate (i) assumption motion filed by the Debtors or (ii) rejection motion filed by the Debtors under section 365 of the Bankruptcy Code before the Confirmation Date, or (d) is the subject of a pending objection regarding assumption, cure, “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) or other issues related to assumption of the contract or lease (a “Cure Dispute”).

8.2. Determination of Cure Disputes and Deemed Consent.

Following the Petition Date, the Debtors shall have served a notice on parties to executory contracts or unexpired leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with this Plan and, where applicable, setting forth the proposed cure amount (if any). The proposed cure amount for any executory contract or unexpired lease not listed on the schedule shall be $0. Any such schedule of executory contracts to be assumed and the proposed cure amounts contained therein shall be reasonably acceptable to the Debtors and the Requisite Creditors.

To the extent that an objection to assumption, cure, “adequate assurance of future performance” or other issues related to assumption of the contract or lease was filed within fifteen (15) days of service of notice of intent to assume or reject, and properly served on the Debtors with respect to the assumption of any contract or lease, then any Cure Dispute that was not scheduled for a hearing by the Bankruptcy Court on or before the date of the Confirmation Hearing shall be scheduled for a later date as may be determined by the Bankruptcy Court. Following resolution of a Cure Dispute by Final Order of the Bankruptcy Court, the contract or lease shall be deemed assumed effective as of the Effective Date, provided, however, that the Debtors reserve the right to reject any such contract or lease following entry of a Final Order of the Bankruptcy Court resolving any such Cure Dispute, by filing a notice indicating such rejection within three (3) Business Days of the entry of such Final Order.

8.3. Payment of Cure and Effect of Assumption of Contracts and Leases.

Subject to resolution of any Cure Dispute, any monetary amounts by which any executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors upon assumption thereof.

To the extent that an objection was not timely filed and properly served on the Debtors with respect to the assumption of a contract or lease, then the counterparty to such contract or lease shall be deemed to have assented to (a) the Cure amount proposed by the Debtors and (b) the assumption of the applicable executory contract or unexpired lease, notwithstanding any provision of such contract that (i) prohibits, restricts or conditions the transfer or assignment of such contract or (ii) terminates or permits the termination of a contract as a result of any direct or indirect transfer or assignment of the rights of the Debtor under such contract or a change in the ownership or control of EIC contemplated by the Plan, and shall forever be barred and enjoined from asserting such objection against the Debtors or terminated or modifying such contract on account of transactions contemplated by the Plan.

Assumption of any executory contract or unexpired lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the effective date of assumption. Any proofs of claim filed with respect to an executory contract or unexpired lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other entity

8.4. Rejection Claims.

In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a timely filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Reorganized Debtors no later than thirty (30) days after (a) the date of entry of an order by the Bankruptcy Court approving such rejection, or (b) the date of the filing of a notice by the Debtors after the Effective Date indicating such rejection in accordance with Section 8.2 hereof. The Confirmation Order shall constitute the Bankruptcy Court’s approval of the rejection of all the leases and contracts identified in the schedule of rejected contracts.

8.5. Survival of the Debtors’ Indemnification Obligations.

Any obligations of the Debtors pursuant to their corporate charters, bylaws or other organizational documents to indemnify current and former officers, directors, agents and/or employees with respect to all present and future actions or omissions, suits and proceedings against the Debtors or such directors, officers, agents and/or employees, based upon any act or omission occurring at or prior to the Effective Date for or on behalf of the Debtors shall not be discharged or impaired by confirmation of the Plan provided that the Reorganized Debtors shall indemnify directors of the Debtors for any Claims or Causes of Action to the fullest extent provided by law pursuant to their respective Amended Organizational Documents. All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any claim based on the Debtors’ obligations herein shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.

In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of Petition Date, and all directors and officers of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and/or officers remain in such positions after the Effective Date.

8.6. Survival of Other Employment Arrangements.

Subject to the reasonable consent of the Requisite Creditors, and except and to the extent previously assumed or rejected by an order of the Bankruptcy Court entered on or before the Effective Date or included as part of a schedule of contracts or leases to be rejected, all employee compensation and benefit plans entered into before or after the Petition Date and not since terminated shall be deemed to be, and shall be treated as if they were, executory contracts to be assumed pursuant to the Plan. The Debtors’ obligations under such plans and programs shall survive confirmation of the Plan, except for (a) executory contracts or employee benefit plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1129(a)(13) of the Bankruptcy Code) and (b) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Effective Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract. Notwithstanding anything in this Section 8.6 to the contrary, any equity incentive plans of any of the Debtors, and any stock option, restricted stock or other equity agreements and any stock appreciation rights or similar equity incentives or equity based incentives or other obligations or liabilities the value of which depend on the price of, or distributions paid with respect to, equity securities, shall be cancelled as of the Effective Date and the Debtors shall have no liability or responsibility in respect of such equity interests.

8.7. Insurance Policies.

All insurance policies pursuant to which the Debtors have any obligations in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect. All other insurance policies shall revest in the Reorganized Debtors.

8.8. Workers’ Compensation Programs.

Except as otherwise expressly provided in the Plan, as of the Effective Date, the Debtors and the Reorganized Debtors shall continue to honor their obligations under (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds and any other policies, programs and plans regarding or relating to workers’ compensation and workers’ compensation insurance. All such contracts and agreements are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, with a cure amount of zero.

8.9. Reservation of Rights.

Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease or that the Debtors or the Reorganized Debtors or their respective Affiliates have any liability thereunder.

Nothing in the Plan will waive, excuse, limit, diminish or otherwise alter any of the defenses, Claims, Causes of Action or other rights of the Debtors and the Reorganized Debtors under any executory or non executory contract or any unexpired or expired lease.

Nothing in the Plan will increase, augment or add to any of the duties, obligations, responsibilities or liabilities of the Debtors or the Reorganized Debtors under any executory or non executory contract or any unexpired or expired lease.

SECTION 9.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

9.1. Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of the Plan is subject to the following conditions precedent:

(a) the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably satisfactory to the Debtors and the Requisite Creditors and such Confirmation Order shall not be subject to a stay of execution;

(b) the Restructuring Support Agreement shall not have been terminated in accordance with the terms thereof, and such Restructuring Support Agreement shall be in full force and effect;

(c) the Definitive Documents, including all documentation related thereto, shall be in form and substance reasonably satisfactory to the Debtors and the Requisite Creditors, consistent with the Restructuring Support Agreement and shall be executed by all necessary parties thereto;

(d) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws;

(e) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are reasonably determined by the Debtors or the Requisite Creditors to be necessary to implement the Plan and that are required by law, regulation or order;

(f) the amended and restated certificate of incorporation for Reorganized EIC shall have been filed with the Secretary of State of the State of Delaware;

(g) the New Indenture shall have been qualified under Section 307 of the Trust Indenture Act of 1939, as amended, as of the issuance date of the New Notes;

(h) the New Notes Trustee shall have received from each party to the New Indenture and each other New Notes Document a counterpart of the New Indenture and such New Notes Document executed on behalf of such party and each New Notes Document shall be in full force and effect in accordance with its terms;

(i) counsel to the Consenting March 2018 Noteholders shall have received evidence reasonably satisfactory to it that the New Indenture and each other New Notes Document shall have been duly executed and delivered and, subject only to the occurrence of the Effective Date, are in full force and effect in accordance with their terms;

(j) counsel to the Consenting March 2018 Noteholders shall have been provided with copies of any officers’ certificates, trustee’s certificates and legal opinions that are provided to, or received from, the New Notes Trustee; and

(k) the New Notes Trustee shall have authenticated the New Notes and acknowledged the New Notes authentication order in accordance with the terms of the New Indenture.

9.2. Waiver of Conditions Precedent.

Each of the conditions precedent in Section 9.1 may be waived in writing by the Debtors (with the prior written consent of the Requisite Creditors in accordance with their consent rights set forth in the Restructuring Support Agreement), without notice or order of the Bankruptcy Court.

9.3. Effect of Non-Occurrence of Effective Date.

If the conditions listed in Section 9.1 are not satisfied or waived in accordance with this Section 9, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or against or any interests in the Debtors, (b) prejudice in any manner the rights of any party or (c) constitute an admission, acknowledgement, offer or undertaking by the Debtors, the Consenting Creditors or any other party.

SECTION 10.	EFFECT OF CONFIRMATION.

10.1. Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ Estates shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided pursuant to this Plan and the Confirmation Order. Except as otherwise provided in the Plan, each of the Debtors, as Reorganized Debtors, shall continue to exist on and after the Effective Date as a separate legal entity with all of the powers available to such legal entity under applicable law, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable law. The Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

10.2. Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtors, and such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

10.3. Discharge of Claims and Termination of Interests.

Except as otherwise provided in the Plan, effective as of the Effective Date: (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property or Estates; (b) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns and their assets and properties any other Claims or Interests based upon any documents, instruments or any act or omission, transaction or other activity of any kind or nature that occurred before the Effective Date.

10.4. Term of Injunctions or Stays.

Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay. For the avoidance of doubt, the Final Order Pursuant to Sections 105(a) and 362 of the Bankruptcy Code Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Claims Against and Interests in the Debtors, entered by the Bankruptcy Court on November 6, 2014 (D.I. 150) (the “EIC Trading Order”), shall remain enforceable beyond the Effective Date with respect to those Persons having “Beneficial Ownership” of “Endeavour Stock” (as such terms are defined in the EIC Trading Order). Accordingly, the EIC Trading Order has no applicability or effect with respect to the trading of New Preferred Stock or New Common Stock on or after the Effective Date.

10.5. Injunction Against Interference with Plan.

From and after the Effective Date, all Persons are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, interest or remedy released or to be released pursuant to the Plan or the Confirmation Order.

10.6. Releases By the Debtors.

As of the Effective Date, except for the right to enforce the Plan and the Definitive Documents that remain in effect after the Effective Date, for good and valuable consideration, including the Released Parties’ contributions to facilitating the reorganization of the Debtors and implementing the Plan, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, their Estates and the Reorganized Debtors from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, their Estates or the Reorganized Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Restructuring Support Agreement or related agreements, instruments or other documents, the solicitation of votes with respect to the Plan, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date.

10.7. Releases By Holders of Claims and Interests.

As of the Effective Date, except for the right to enforce the Plan and the Definitive Documents that remain in effect after the Effective Date and the indemnification obligations that survive the Effective Date, (a) each Consenting Creditor and (b) each holder of a Claim or an Interest who has affirmatively voted to accept or is deemed to accept the Plan shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Debtors, the Reorganized Debtors and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Restructuring Support Agreement or related agreements, instruments or other documents, the solicitation of votes with respect to the Plan, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date.

10.8. Exculpation.

No Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, obligation, cause of action or liability for any claim in connection with or arising out of, the administration of the Chapter 11 Cases, the entry into the Restructuring Support Agreement and related documents and the consummation of the transactions contemplated therein, the negotiation and pursuit of the Plan, or the solicitation of votes for, or confirmation of, the Plan, the funding of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, and the issuance of securities under or in connection with the Plan or the transactions contemplated by the foregoing, except for willful misconduct or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Debtors and the Reorganized Debtors (and each of their respective agents, directors, officers, employees, advisors and attorneys) have participated in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the securities pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of securities thereunder.

10.9. Retention of Causes of Action/Reservation of Rights.

(a) Except as otherwise provided herein, including Sections 10.5, 10.6, 10.7 and 10.8, pursuant to section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all claims, rights, causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person without the approval of the Bankruptcy Court, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives; and (ii) the turnover of any property of the Debtors’ Estates; provided, however that the Reorganized Debtors shall not retain any Claims or Causes of Action against the Released Parties. The Reorganized Debtors or their successor(s) may pursue such retained claims, rights, or causes of action, suits or proceedings, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

(b) Except as otherwise provided herein, including Sections 10.5, 10.6, 10.7 and 10.8, nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff or other legal or equitable defense which the Debtors had immediately before the Petition Date, against or with respect to any Claim left Unimpaired by the Plan; provided, however that the Reorganized Debtors shall not retain any Claims or Causes of Action against the Released Parties. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which they had immediately before the Petition Date with respect to any Claim left Unimpaired by the Plan as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.10. Solicitation of the Plan.

The Debtors (a) shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (b) and each of their respective directors, officers, employees, Affiliates, agents, financial advisors, investment bankers, professionals, accountants and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

10.11. Plan Supplement.

The Plan Supplement will be filed with the Clerk of the Bankruptcy and may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Documents included in the Plan Supplement will be posted at the website of the Debtors’ notice, claims and solicitation agent at www.kccllc.net/endeavour.

SECTION 11.	RETENTION OF JURISDICTION.

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, or related to the Chapter 11 Cases for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases and the allowance, classification, priority, compromise, estimation or payment of Claims resulting therefrom;

(b) to determine any motion, adversary proceeding, application, contested matter and other litigated matter pending on or commenced after the Confirmation Date;

(c) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d) to consider Claims or the allowance, classification, priority, compromise, estimation or payment of any Claim;

(e) to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

(f) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h) to hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred before the Confirmation Date;

(i) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Plan Supplement, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument or other document governing or relating to any of the foregoing;

(j) to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute and consummate the Plan or to maintain the integrity of the Plan following consummation;

(k) to hear any disputes arising out of, and to enforce, the order approving alternative dispute resolution procedures to resolve personal injury, employment litigation and similar claims pursuant to section 105(a) of the Bankruptcy Code;

(l) to determine such other matters and for such other purposes as may be provided herein or in the Confirmation Order;

(m) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n) to adjudicate, decide or resolve any Causes of Action;

(o) to adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(p) to resolve any cases, controversies, suits, disputes or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim for amounts not timely repaid;

(q) to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(r) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(s) to enter a final decree closing the Chapter 11 Cases;

(t) to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located; and

(u) to hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory.

SECTION 12.	MISCELLANEOUS PROVISIONS.

12.1. Modification of the Plan.

This Plan may be altered, amended, modified or supplemented by the Debtors before or after the Confirmation Date in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code; provided, however, that any amendments or modifications made to the Plan must comply with section 3(d) of the Restructuring Support Agreement. A holder of an Allowed Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

12.2. Payment of Statutory Fees.

All fees payable under section 1930 of chapter 123 of title 28 of the United States Code shall be paid on the Effective Date, or as soon as practicable thereafter, by the Debtors or Reorganized Debtors (as the case may be). Quarterly fees owed to the Office of the U.S. Trustee shall be paid when due in accordance with applicable law and the Debtors and Reorganized Debtors shall continue to file reports to show the calculation of such fees for the Debtors’ Estates until the Chapter 11 Cases are closed under section 350 of the Bankruptcy Code. Notwithstanding any deemed substantive consolidation of the Debtors under the Plan, each and every one of the Debtors shall remain obligated to pay quarterly fees to the Office of the U.S. Trustee until the earliest of that particular Debtor’s case is closed, dismissed or converted to a case under Chapter 7 of the Bankruptcy Code.

12.3. Payments to Indenture Trustees and Consenting Creditors.

(a) Notwithstanding anything to the contrary herein, on the Effective Date, the Reorganized Debtors shall pay in full in Cash (to the extent not previously paid under the Stipulated Order Granting (I) Adequate Protection to Prepetition Noteholders and (II) Related Relief Pursuant to Sections 105(a), 361, 362, 363(e) and 507(b) of the Bankruptcy Code (D.I. 166)), without application to or approval of the Bankruptcy Court and without a reduction to the recoveries of the Indenture Trustees, any and all unpaid Indenture Trustee Claims and unpaid fees and expenses pursuant to Paragraph 25 of the Restructuring Support Agreement.

(b) The Indenture Trustees and Consenting Creditors shall provide reasonably detailed invoices to the Debtors no later than five (5) days before the Effective Date (subject to redaction to preserve attorney-client privilege). If the Debtors dispute any invoices of the Indenture Trustees or the

Consenting Creditors, the Debtors or Reorganized Debtors, as applicable, shall (i) pay the undisputed portion of the invoices and (ii) notify the applicable Indenture Trustee or Consenting Creditor of such dispute within three (3) days after presentation of the invoices. Upon notification of a dispute, the applicable party may submit such dispute for resolution by the Bankruptcy Court or if the applicable party is an Indenture Trustee, assert its Indenture Trustee Charging Lien. Nothing herein shall be deemed to impair, waive, discharge or negatively impact any Indenture Trustee’s Indenture Trustee Charging Lien.

(c) To the extent that an Indenture Trustee provides services, or incurs costs or expenses, including professionals’ fees, in connection with the Plan, the Confirmation Order or its applicable Indenture, before, on, or after the Effective Date, the Indenture Trustee shall be entitled to receive from the Reorganized Debtors, as applicable, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. The payment of such compensation and expenses will be made promptly and on the terms provided herein or as otherwise agreed to by the applicable Indenture Trustee and the Debtors or Reorganized Debtors, as applicable.

12.4. Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.5. Request for Expedited Determination of Taxes.

The Reorganized Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

12.6. Severability of Plan Provisions.

If any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors (with the prior written consent of the Requisite Creditors, which consent shall not be unreasonably withheld), shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.7. Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

12.8. Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.9. Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests (irrespective of whether holders of such Claims and Interests are deemed to have accepted the Plan), the Released Parties, the Exculpated Parties and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors.

12.10. Successor and Assigns.

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or permitted assign, if any, of each Person.

12.11. Exhibits/Schedules.

All exhibits and schedules to the Plan, the Plan Supplement and the Exhibits to the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

12.12. Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

12.13. Change of Control Provisions.

Any acceleration, vesting or similar change of control rights under any contract or other arrangements of the Debtors triggered by the consummation of this Plan shall be waived or otherwise cancelled under this Plan.

12.14. Notices.

All notices, requests and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission or e-mail) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a) if to the Debtors:

Endeavour International Corporation

811 Main Street, Suite 2100

Houston, Texas 77002

Telephone: (713) 307-8700

Attn:	David C. Baggett, Chief Restructuring Officer
Email:	dbaggett@opportune.com

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth, Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Attn:	Gary T. Holtzer, Esq.
Stephen A. Youngman, Esq.
Email:	gary.holtzer@weil.com
stephen.youngman@weil.com

(b) if to the Consenting 2018 Noteholders:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Telephone: (212) 530-5000

Facsimile: (212) 530-5219

Attn:	Dennis F. Dunne, Esq.
Matthew S. Barr, Esq.
Email:	ddunne@milbank.com
mbarr@milbank.com

(c) if to the Consenting Convertible Noteholders:

Brown Rudnick LLP

7 Times Square

New York, New York 10036

Telephone: (212) 209-4800

Facsimile: (212) 209-4801

Attn:	Robert J. Stark, Esq.
John F. Storz, Esq.
Email:	rstark@brownrudnick.com
jstorz@brownrudnick.com

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Telephone: (617) 856-8587

Facsimile: (617) 856-8201

Attn:	Steven B. Levine, Esq.
Email:	slevine@brownrudnick.com

(d) if to the Consenting 7.5% Convertible Bondholders:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Telephone: (212) 596-9000

Facsimile: (212) 596-9090

Attn:	Keith H. Wofford
Email:	keith.wofford@ropesgray.com

After the Effective Date, the Debtors have authority to send a notice to Persons that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Persons receiving documents pursuant to Bankruptcy Rule 2002 to those Persons who have filed such renewed requests.

Dated: November 17, 2014

Respectfully submitted,

Endeavour Operating Corporation

Endeavour International Corporation

Endeavour Colorado Corporation

END Management Company

Endeavour Energy New Ventures Inc.

Endeavour Energy Luxembourg S.à r.l.

By:	/s/ David C. Baggett
Name:	David C. Baggett
Title:	Chief Restructuring Officer